EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2016 relating to the consolidated financial statements of Verso Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the going concern uncertainty) appearing in the Annual Report on Form 10-K of Verso Corporation for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

July 21, 2016